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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ACNB Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2008

Dear Fellow Shareholders of ACNB Corporation:

        On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 6, 2008, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation's 2007 Annual Review, and ACNB Corporation's 2007 Annual Report on Form 10-K.

        The principal business of the meeting is to fix the number of Directors of the Corporation at thirteen (13); to fix the number of Class 1 Directors at five (5); to fix the number of Class 2 Directors at four (4); to fix the number of Class 3 Directors at four (4); to elect four (4) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified; to ratify the selection of Beard Miller Company, LLP as ACNB Corporation's independent auditors; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

        Whether or not you plan to attend the annual meeting, I urge you to vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. The prompt return of your proxy card will save the Corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

        I look forward to seeing you on May 6, 2008, at the Corporation's annual meeting.

Sincerely,

Thomas A. Ritter
 President & Chief Executive Officer

ACNB CORPORATION

OTC BB TRADING SYMBOL: ACNB

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2008

www.acnb.com

Proxy Statement

Dated and to be mailed to shareholders on or about March 28, 2008.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA 17325
(717) 334-3161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2008

TO THE SHAREHOLDERS OF ACNB CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on Tuesday, May 6, 2008, at 1:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

  1.
  To fix the number of Directors of the Corporation at thirteen (13);

  2.
  To fix the number of Class 1 Directors at five (5);

  3.
  To fix the number of Class 2 Directors at four (4);

  4.
  To fix the number of Class 3 Directors at four (4);

  5.
  To elect four (4) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  6.
  To ratify the selection of Beard Miller Company, LLP as ACNB Corporation's independent auditors; and,

  7.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Only those shareholders of record, at the close of business on March 14, 2008, are entitled to notice of and to vote at the meeting.

        Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

        The Corporation's Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation's 2007 Annual Review, and ACNB Corporation's 2007 Annual Report on Form 10-K on or about March 28, 2008.

BY ORDER OF THE BOARD OF DIRECTORS,
Thomas A. Ritter President & Chief Executive Officer

Gettysburg, Pennsylvania
March 28, 2008

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

        ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Corporation's Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on May 6, 2008, at 1:00 p.m. at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Included with this proxy statement is a copy of ACNB Corporation's 2007 Annual Review and ACNB Corporation's 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        The Corporation's principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The Corporation's telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to Lynda L. Glass, Executive Vice President, Secretary & Treasurer of ACNB Corporation, at (717) 339-5085.

Description of ACNB Corporation

        ACNB Corporation was formed in 1982, then became the holding company for Adams County National Bank in 1983. ACNB Corporation's wholly-owned banking subsidiary is Adams County National Bank. Farmers National Bank of Newville is a division of Adams County National Bank. The Corporation's primary activity consists of owning and supervising its banking subsidiary.

        On January 5, 2005, the Corporation completed its acquisition of Russell Insurance Group, Inc. The Corporation now owns and supervises Russell Insurance Group, Inc. as its insurance subsidiary.

        We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

VOTING PROCEDURES

Solicitation and Voting of Proxies

        The Board of Directors solicits this proxy for use at the Corporation's 2008 Annual Meeting of Shareholders. The Corporation's directors and officers and bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The Corporation's subsidiary bank will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The Corporation's subsidiary bank will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about March 28, 2008.

        Shareholders of record at the close of business on Friday, March 14, 2008 (the voting record date), are entitled to vote at the meeting. The Corporation's records show that, as of the voting record date, 5,990,943 shares of the Corporation's common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one (1) vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

        You can vote your shares by completing and returning a written proxy card. You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and vote, if you later decide to attend in person. If your shares are registered directly in your name with ACNB Corporation's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the meeting. The Corporation has enclosed a proxy card for your use.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

        By properly completing a proxy, you appoint Alan J. Stock and James E. Williams as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR:

  •
  Fixing the number of Directors of the Corporation at thirteen (13);

  •
  Fixing the number of Class 1 Directors at five (5);

  •
  Fixing the number of Class 2 Directors at four (4);

  •
  Fixing the number of Class 3 Directors at four (4);

  •
  Electing four (4) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  •
  Ratifying the selection of Beard Miller Company, LLP as ACNB Corporation's independent auditors; and,

  •
  Transacting such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        You may revoke your written proxy by delivering written notice of revocation to Lynda L. Glass, Executive Vice President, Secretary & Treasurer of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Ms. Glass at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy card, if properly signed and returned, in accordance with instructions of shareholders.

        Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

        This proxy statement is being mailed to the Corporation's shareholders on or about March 28, 2008.

Quorum and Vote Required for Approval

        As of the close of business on March 14, 2008, the Corporation had 5,990,943 shares of common stock, par value $2.50 per share, issued and outstanding.

        A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum for the conduct of business. Under Pennsylvania law and ACNB Corporation's Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

        If a quorum is present, approval to fix the number of directors of the Board of Directors and to fix the number of directors in each class requires the affirmative "FOR" vote of a majority of all shares present, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against the proposals. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

        If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of "FOR" votes cast by those shareholders entitled to vote for the election of directors. The proxyholders will not cast votes for or against any director nominees where the broker withheld authority.

GOVERNANCE OF THE CORPORATION

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of the OTC Bulletin Board, SEC regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has thirteen (13) members. Under the SEC and Nasdaq standards for independence, all non-employee directors and nominees meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Nominating Committee, and Compensation Committee.

        In determining each director's and nominee's independence, the Board of Directors considered loan transactions between the bank and the individuals, their family members, and businesses with whom they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under "Transactions with Directors and Executive Officers" below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/ Relationships/Arrangements
Philip P. Asper	Yes	None
Frank Elsner, III	Yes	None
Wayne E. Lau	Yes	None
James J. Lott	Yes	None
Robert W. Miller	Yes	None
Daniel W. Potts	Yes	None
Marian B. Schultz	Yes	None
Alan J. Stock	Yes	None
Jennifer L. Weaver	Yes	None
Harry L. Wheeler	Yes	None
James E. Williams	Yes	None

        In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.

Directors of ACNB Corporation

        The following table sets forth, as of March 14, 2008 (in alphabetical order), selected information about the Corporation's directors and director nominees.

Name	Class of Director	Director Since	Age as of March 14, 2008
Philip P. Asper	3	1988	59
Frank Elsner, III, Vice Chairman	3	2002	47
Ronald L. Hankey, Chairman	1	1982	67
Wayne E. Lau	2	1987	73
James J. Lott	1	2007	45
Robert W. Miller	1	2007	59
Daniel W. Potts	3	2004	55
Thomas A. Ritter	3	2001	56
Marian B. Schultz	1	1992	58
Alan J. Stock	2	2005	50
Jennifer L. Weaver	2	1992	61
Harry L. Wheeler	2	1999	67
James E. Williams	1	2007	54

Executive Officers of ACNB Corporation

        The following table sets forth, as of March 14, 2008, selected information about the Corporation's executive officers, each of whom is appointed by the Board of Directors and each of whom holds office at the Board's discretion.

Name and Position	Position Held	Age as of March 14, 2008
Ronald L. Hankey
Chairman of the Board	1982	67
Chief Executive Officer	1982-2003
President	1982-2000
Thomas A. Ritter
Chief Executive Officer	2003	56
President	2001
Executive Vice President	2000-2001
Frank C. Russell, Jr.
President & Chief Executive
Officer of Russell Insurance Group, Inc.	2005	60
Lynda L. Glass
Secretary & Treasurer	2006	47
Executive Vice President	2003
Assistant Secretary	1993-2003
David W. Cathell
Senior Vice President &
Chief Financial Officer	2007	53
Principal Financial Officer	2006-2007

        Prior to the Corporation's acquisition of Russell Insurance Group, Inc. in 2005, Mr. Russell served as the President of Russell Insurance Group, Inc. since its founding in 1978.

        Prior to joining the Corporation, Mr. Cathell served as Senior Vice President & Chief Financial Officer of Fulton Bancshares Corporation in McConnellsburg, Pennsylvania, during 2005. Prior to that, Mr. Cathell was Executive Vice President & Chief Financial Officer of Pennsylvania State Bank in Camp Hill, Pennsylvania, from 1999 through 2004.

Meetings and Committees of the Board of Directors

        The Board of Directors of ACNB Corporation met twelve (12) times during 2007. The Corporation maintains an Audit Committee, Executive Committee, Compensation Committee, and Nominating Committee. A total of thirty-four (34) Board and committee meetings of the Corporation's Board of Directors were held in 2007. During 2007, each of the directors attended at least 75% of the combined total number of meetings of the Corporation's Board of Directors and the committees of which he or she was a member. While the Board of Directors has no formal policy concerning attendance at the Annual Meeting of Shareholders, all directors are expected to attend. All of the directors attended the 2007 Annual Meeting of Shareholders, and we expect that they will all attend the 2008 Annual Meeting of Shareholders.

        Audit Committee.    Members of the Audit Committee during 2007 were Directors Daniel W. Potts, who served as Chairperson, Philip P. Asper, Wayne E. Lau, Robert W. Miller and Harry L. Wheeler. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, Ronald L. Hankey, Thomas A. Ritter and Lynda L. Glass serve as ex-officio members of this committee. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; and, recommending annually to the Board of Directors the engagement of an independent auditor. The charter of the Audit Committee is attached to the 2007 Proxy Statement as Appendix A. The committee met five (5) times during 2007.

        Executive Committee.    Members of the Executive Committee during 2007 were Directors Frank Elsner, III, who served as Chairperson, Philip P. Asper, Wayne E. Lau, Marian B. Schultz, Alan J. Stock and Jennifer L. Weaver. In addition, Ronald L. Hankey, Thomas A. Ritter and Lynda L. Glass serve as ex-officio members of this committee. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to evaluate governance issues and strategic plans. The committee met ten (10) times during 2007.

        Compensation Committee.    Members of the Compensation Committee during 2007 were Directors Wayne E. Lau, who served as Chairperson, Philip P. Asper, Frank Elsner, III, Marian B. Schultz, Jennifer L. Weaver, Harry L. Wheeler and James E. Williams. The principal duties of the Compensation Committee include evaluating and approving the executive officer compensation plans, policies and programs of the Corporation. The charter of the Compensation Committee is attached to the 2007 Proxy Statement as Appendix B. The Compensation Committee met four (4) times during 2007.

        Nominating Committee.    Members of the Nominating Committee during 2007 were Directors Philip P. Asper, who served as Chairperson, Frank Elsner, III, Marian B. Schultz, Alan J. Stock and Harry L. Wheeler. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board. The charter of the Nominating Committee is attached to the 2007 Proxy Statement as Appendix C. The Nominating Committee met three (3) times during 2007.

Shareholder Communications

        The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence, including email. Written communications received by the Corporation from shareholders are shared with the full Board as deemed appropriate.

Submission of Shareholder Proposals

        In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation's proxy statement for next year's annual meeting, the written proposal must be received by the Corporation no later than December 1, 2008.

        All proposals must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after December 1, 2008, it is considered untimely; and, although the proposal may be considered at the annual meeting, the Corporation is not obligated to include it in the 2009 Proxy Statement.

Employee Code of Ethics

        Since May 1994, Adams County National Bank has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the Corporation's Board of Directors first adopted a Code of Ethics which is applicable to our directors, officers and employees.

        The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. We have filed a copy of the Code of Ethics with the SEC as an exhibit to the Form 8-K filed by the Corporation on January 31, 2008.

ELECTION OF DIRECTORS

Nomination of Directors

        The Corporation has a standing Nominating Committee with a charter. The Nominating Committee Charter is attached as Appendix C to the 2007 Proxy Statement. Recommendations to the Board of Directors as to the nominees for election as directors at the annual meeting of the shareholders are provided by the Nominating Committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the Corporation in compliance with the requirements of Article II, Sections 202 and 203, of the Corporation's Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.

Qualification and Nomination of Directors

        The Corporation's Articles of Incorporation and Bylaws authorize the number of directors to be not less than five (5) and not more than twenty-five (25). They also provide for three (3) classes of directors with staggered three-year terms of office that expire at successive annual meetings. Pursuant to Article II, Section 205, of the Corporation's Bylaws, directors who reach the age of seventy-two (72), prior to the date of the annual meeting when such director's term expires, may not stand for reelection to the Board of Directors. Currently, the number of directors is set at thirteen (13): Class 1 consists of five (5) directors, Class 2 consists of four (4) directors, and Class 3 consists of four (4) directors. However, pursuant to Article 11 of the Corporation's Articles of Incorporation and Article I, Section 105, of the Corporation's Bylaws, at each shareholder meeting for the election of directors, the shareholders determine how many directors will be elected to serve in each class. The Board of Directors believes that it is in the Corporation's best interest to fix the number of directors to be elected at the 2008 Annual Meeting at thirteen (13). The proposed thirteen (13) member Board of Directors will consist of five (5) Class 1 Directors, four (4) Class 2 Directors, and four (4) Class 3 Directors. Shareholders will elect four (4) Class 3 Directors to serve for three-year terms that expire at the Corporation's 2011 Annual Meeting of Shareholders.

        The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the Corporation, commitment of time, commitment to independence, commitment to community, financial competence, good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the Corporation. The process for evaluating nominees for directors is the same for those nominees recommended by shareholders.

        The Board of Directors nominated Philip P. Asper, Frank Elsner, III, Daniel W. Potts and Thomas A. Ritter to serve as Class 3 Directors until the 2011 Annual Meeting of Shareholders or until their earlier death, resignation, or removal from office. All four (4) nominees are presently members of the Board of Directors, and have consented to serve another term as a director if reelected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

        The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.

        The Board of Directors proposes the following nominees for election as Class 3 Directors at the annual meeting:

        Philip P. Asper

        Frank Elsner, III

        Daniel W. Potts

        Thomas A. Ritter

        The Board of Directors recommends that shareholders vote FOR the proposal to elect the nominees listed above as Class 3 Directors.

Information as to Nominees and Directors

        Set forth below, as of March 14, 2008, are the principal occupation and certain other information regarding the nominees and other directors whose terms of office will continue after the annual meeting. You will find information about their share ownership on pages 10 through 12.

Class 1 Directors (to serve until 2010)

Ronald L. Hankey
Mr. Hankey, age 67, is Chairman of the Corporation and Adams County National Bank, as well as is Vice Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as the Corporation's Chief Executive Officer from 1982 until December 31, 2003. He also served as the Corporation's President from 1982 until December 31, 2000. He served as Adams County National Bank's President & Chief Executive Officer from 1975 until December 31, 2000. Mr. Hankey has been a member of the Corporation's Board of Directors and has served as Chairman of the Board since 1982. He also has been a member of Adams County National Bank's Board of Directors and has served as Chairman of the Board since 1975. He has been a member of Russell Insurance Group, Inc.'s Board of Directors and has served as Vice Chairman of the Board since 2005.
James J. Lott
Mr. Lott, age 45, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 2007. He is President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania.
Robert W. Miller
Mr. Miller, age 59, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 2007. He is President of Miller, Brown, Ohm & Associates, P.C., a certified public accounting firm located in McSherrystown, Pennsylvania.
Marian B. Schultz
Ms. Schultz, age 58, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 1992. She is Dean of the School of Academic Programs & Services and Library & Multi-Media Services at Shippensburg University located in Shippensburg, Pennsylvania.
James E. Williams
Mr. Williams, age 54, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 2007. He is President of C.E. Williams Sons, Inc., a paving and excavating company located in Gettysburg, Pennsylvania.

Class 2 Directors (to serve until 2009)
Wayne E. Lau
Mr. Lau, age 73, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 1987. He is a retired sales representative for Destinations, a travel agency located in East Berlin, Pennsylvania.
Alan J. Stock
Mr. Stock, age 50, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 2005. He is the owner of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania.
Jennifer L. Weaver
Ms. Weaver, age 61, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 1992. She is Dean of the Gettysburg Campus of Harrisburg Area Community College located in Gettysburg, Pennsylvania.
Harry L. Wheeler
Mr. Wheeler, age 67, has been a member of the Corporation's Board of Directors since March 1, 1999, and of Adams County National Bank's Board of Directors since October 1, 2000. He served as a director of Farmers National Bank of Newville from 1987 until October 1, 2000. Mr. Wheeler is the proprietor of Wheeler Drywall located in Carlisle, Pennsylvania.
Class 3 Directors (to serve until 2008) (Nominees to serve until 2011)
Philip P. Asper	Mr. Asper, age 59, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 1988. He is a building contractor in Biglerville, Pennsylvania.
Frank Elsner, III
Mr. Elsner, age 47, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 2002. He is President & Chief Executive Officer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania.
Daniel W. Potts
Mr. Potts, age 55, has been a member of both the Corporation's and Adams County National Bank's Boards of Directors since 2004 and serves as the audit committee financial expert. He has 25 years of global business experience, including 10 years with major accounting firms. Following his retirement from the financial services industry, Mr. Potts has been involved in residential real estate development.

Thomas A. Ritter
Mr. Ritter, age 56, is President & Chief Executive Officer of the Corporation and Adams County National Bank, as well as is Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as Executive Vice President of the Corporation and Adams County National Bank from January 1, 2000, until December 31, 2000. Effective January 1, 2001, he became President of the Corporation and President & Chief Executive Officer of Adams County National Bank. Effective December 31, 2003, Mr. Ritter became the Corporation's Chief Executive Officer. He has been a member of both the Corporation's Board of Directors and Adams County National Bank's Board of Directors since 2001. He has been a member of Russell Insurance Group, Inc.'s Board of Directors and has served as Chairman of the Board since 2005. Mr. Ritter had previously served as a member of both the Corporation's and Adams County National Bank's Boards of Directors from 1997 until his retirement from each Board in December 1999. From 1986 until December 1999, Mr. Ritter was an insurance agent in Gettysburg, Pennsylvania.

SHARE OWNERSHIP

Principal Shareholders

        As of December 31, 2007, the Board of Directors knows of no person who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation's outstanding common stock.

Beneficial Ownership of Executive Officers, Directors and Nominees

        The following table sets forth, as of December 31, 2007, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each executive officer and all executive officers, directors and nominees of the Corporation as a group. Unless otherwise noted, shares are held individually and the percentage of class is less than 1% of the outstanding common stock.

        Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

  •
  Voting power, which includes the power to vote or to direct the voting of the stock; or,

  •
  Investment power, which includes the power to dispose or direct the disposition of the stock; or,

  •
  The right to acquire beneficial ownership within sixty (60) days after December 31, 2007.

        Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly by the reporting person. The number of shares owned by the directors, nominees, and executive officers is rounded to the nearest whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Class 1 Directors
Ronald L. Hankey	21,110	(2)	—
James J. Lott	2,076	(3)	—
Robert W. Miller	684	(4)	—
Marian B. Schultz	2,535	(5)	—
James E. Williams	2,152		—
Class 2 Directors
Wayne E. Lau	5,469	(6)	—
Alan J. Stock	7,457	(7)	—
Jennifer L. Weaver	661		—
Harry L. Wheeler	10,212	(8)	—
Class 3 Directors
Philip P. Asper	5,880	(9)	—
Frank Elsner, III	3,085	(10)	—
Daniel W. Potts	1,050		—
Thomas A. Ritter	6,755	(11)	—
Named Executive Officers
Frank C. Russell, Jr. President & Chief Executive Officer of Russell Insurance Group, Inc.	0		—
Lynda L. Glass Executive Vice President, Secretary & Treasurer of ACNB Corporation	1,542	(12)	—
David W. Cathell Senior Vice President & Chief Financial Officer of ACNB Corporation	1,557	(13)	—
All Officers, Directors and Nominees as a Group (13 Directors/Nominees, 5 Officers, 16 persons in total)	72,225		1.21%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after December 31, 2007. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Figure includes 6,864 shares held solely by Mr. Hankey and 14,246 shares held jointly with Mr. Hankey's spouse.

(3)
These shares are held jointly with Mr. Lott's spouse.

(4)
Figure includes 420 shares held solely by Mr. Miller and 264 shares held jointly with Mr. Miller's spouse.

(5)
Figure includes 771 shares held jointly with Mrs. Schultz's spouse and 1,764 shares held solely by Mrs. Schultz's spouse.

(6)
These shares are held jointly with Mr. Lau's spouse.

(7)
Figure includes 1,733 shares held solely by Mr. Stock; 2,251 shares held jointly with Mr. Stock's spouse; and, 3,473 shares held solely by Mr. Stock's spouse.

(8)
Figure includes 7,394 shares held solely by Mr. Wheeler; 1,822 shares held jointly with Mr. Wheeler's spouse; and, 996 shares held solely by Mr. Wheeler's spouse.

(9)
These shares are held jointly with Mr. Asper's spouse.

(10)
Figure includes 886 shares held solely by Mr. Elsner and 2,199 shares held jointly with Mr. Elsner's spouse.

(11)
Figure includes 2,028 shares held solely by Mr. Ritter; 1,814 shares held jointly with Mr. Ritter's spouse; and, 2,913 shares held solely by Mr. Ritter's spouse.

(12)
These shares are held jointly with Mrs. Glass's spouse.

(13)
Figure includes 602 shares held solely by Mr. Cathell and 955 shares held jointly with Mr. Cathell's spouse.

COMPENSATION AND PLAN INFORMATION

Compensation of the Board of Directors of ACNB Corporation and Adams County National Bank

        Directors of the Corporation are not compensated for their services. Further, Adams County National Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. However, in 2007, Adams County National Bank's non-employee directors were compensated for their services rendered to the Corporation and to Adams County National Bank as follows:

  •
  $8,000 annual retainer;

  •
  $375 per Board meeting;

  •
  $175 per hour for committee meetings with a minimum payment of $175; and,

  •
  $500 allowance for a half-day seminar plus expenses, if applicable, and $800 allowance for a full-day seminar plus expenses, if applicable.

        The following table summarizes the compensation of directors during 2007:

Name	Fees Earned or Paid in Cash ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Philip P. Asper	$21,512		—	$166	$21,678
Frank Elsner, III	$19,431		—	$83	$19,514
D. Richard Guise(2)	$8,388		—	$3,018	$11,406
Edgar S. Heberlig(2)	$6,750		—	—	$6,750
Wayne E. Lau	$23,006		—	$615	$23,621
James J. Lott	$11,800		—	—	$11,800
Robert W. Miller	$10,400		—	—	$10,400
Daniel W. Potts	$15,943	(3)	—	$228	$16,171
Marian B. Schultz	$18,181		—	$136	$18,317
Alan J. Stock	$19,762		—	$156	$19,918
Jennifer L. Weaver	$16,606		—	$162	$16,768
Harry L. Wheeler	$14,375		—	$344	$14,719
James E. Williams	$13,187		—	—	$13,187

(1)
Represents split-dollar life insurance payments.

(2)
Retired as an active director in May 2007.

(3)
Includes $600 received for Board meetings of Russell Insurance Group, Inc.

Director Fee Deferral Plan

        In January 2001, the bank established a director fee deferral plan. Directors Elsner, Guise, Lau, Schultz, Stock, Weaver and Wheeler participated in 2007. Directors may defer up to 100% of the director's income. Benefits are payable upon termination of service. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).

Director Life Insurance Plan

        Effective January 1, 2001, the bank established a director life insurance plan. All non-employee directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures nine (9) directors. The director life insurance benefit of $100,000 per participating director will be provided through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.

Executive Compensation

Compensation Discussion and Analysis

Compensation Policy

        The primary objectives of the Compensation Committee are to attract, motivate, reward and retain executives who

  •
  sustain and enhance long-term investor value,

  •
  maintain satisfactory safety and soundness ratings from our regulators,

  •
  enforce internal controls deemed appropriate by our auditors, and

  •
  execute the strategic plans as prioritized by the Board of Directors.

        The Compensation Committee places considerable value on these factors, and the assessment by the Compensation Committee of the executive's ability to execute the strategic plan of the Company.

        The Compensation Committee seeks to establish fair compensation policies in order to attract and motivate competent managers whose efforts will enhance the Company's profitability and growth. The Compensation Committee treats compensation as an evolving process depending on the strategic objectives of the Company, as determined by the Board of Directors at that time.

The Role of the Executive Officers in Setting Compensation

        The Compensation Committee has delegated to the President & Chief Executive Officer the responsibility of reviewing and setting the compensation level for the Senior Vice President, Cashier & Chief Financial Officer of Adams County National Bank, a subsidiary. The Compensation Committee sets the compensation for the Chairman of the Board, the President & Chief Executive Officer, and the Executive Vice President & Chief Operating Officer of Adams County National Bank. The Board of Directors of Russell Insurance Group, Inc., a subsidiary, sets the compensation for the President & Chief Executive Officer of Russell Insurance Group, Inc.

        The President & Chief Executive Officer proposes increases in compensation for the Executive Vice President & Chief Operating Officer based on his subjective analysis of her contribution to the Company's strategic goals and objectives. In determining whether strategic goals have been achieved, the President & Chief Executive Officer considers numerous factors, including the following: the Company's performance as measured by earnings, return on assets, return on equity, asset and liability quality, and audit findings. The President & Chief Executive Officer does not set performance targets, but looks at these items holistically. Although the President & Chief Executive Officer makes recommendations, the Compensation Committee makes the final compensation decision.

        The President & Chief Executive Officer also proposes increases in compensation for the President & Chief Executive Officer of Russell Insurance Group, Inc. to the Board of Directors of Russell Insurance Group, Inc. The compensation awarded the President & Chief Executive Officer of Russell Insurance Group, Inc. was based upon contract negotiations and the past performance of Russell Insurance Group, Inc.

        The President & Chief Executive Officer does not set or participate in the determination process of his annual base salary, and he is not present when his compensation is discussed by the Compensation Committee.

The Role of a Consultant in Setting Compensation

        For 2007 compensation, the Compensation Committee did not use a consultant in determining compensation; however, the Compensation Committee reviewed information from various sources as background material for making its compensation decisions.

        The Company participates in an annual survey and receives the results of the survey from L. R. Webber Associates, Inc., a compensation consultant. The human resources manager of the Company's bank subsidiary interacts with the compensation consultant and forwards the results of the survey to the Compensation Committee for review. The survey includes salary ranges for executives of financial institutions in the Pennsylvania region.

        The Compensation Committee also reviews a summary of information retrieved from proxy material of peer financial institutions in an effort to determine the amount of compensation which is being awarded to other executives.

Benchmarking

        The Company does not benchmark its compensation policies against any specific financial institution. The Company does review public information, compensation reports and other compensation information, such as information provided at compensation conferences, in an effort to determine the appropriate amount of base salary to award.

Components of Compensation

        While the amount of compensation provided to our executives may differ, the components of compensation are generally the same for our Named Executive Officers. The Company's executive compensation and benefits package consists primarily of base salary, retirement plans, and employee health and welfare benefit plans.

Base Salary

        The Compensation Committee believes that base salary should be the primary component of compensation. The amount of base salary is designed to attract and retain Named Executive Officers who can further the strategic objectives of the Company. In determining base salary, the Compensation Committee does not take into consideration other forms of compensation which are and are not offered to the Named Executive Officers. The Compensation Committee believes that by providing compensation without delay in the form of base salaries, it will successfully further the Company's goals.

        Base salaries for our Named Executive Officers are established based upon their responsibilities and key Company performance measures including profitability and growth. The Compensation Committee does not assign specific quantitative measures to profitability and growth or performance targets, but uses its business judgment to determine if the Company's profitability and growth were sufficient given the particular circumstances of the past year. Named Executive Officers are expected to assist the Company in sustaining and enhancing long-term investor value by maintaining satisfactory safety and soundness ratings from our regulators, enforcing internal controls deemed appropriate by our auditors, and executing the strategic plans as prioritized by the Board of Directors. A Named Executive Officer's capacity to perform these tasks is taken into consideration in determining whether the Named Executive Officer has performed as expected or has had outstanding performance.

Bonus Awards

        The Company does not have a formalized bonus plan for all Named Executive Officers. The President & Chief Executive Officer of Russell Insurance Group, Inc. is the only Named Executive Officer who has a formulized bonus structure which is included in his employment agreement. Given his role in marketing and sales, the Board of Directors of Russell Insurance Group, Inc. believed that offering him a formulized bonus will increase the profitability of the subsidiary and therefore the Company, as his bonus is based upon pre-tax agency income over a specific threshold amount.

        The Company may authorize discretionary bonus awards for the purpose of rewarding exceptional effort and performance. The Company has not set forth specific criteria for awarding bonuses, but treats each year's performance on a case-by-case basis and uses its experience and business judgment when determining whether a bonus is appropriate.

        The Company provides a holiday bonus annually to employees of the bank subsidiary. Generally, and for the year 2007, the bonus was one percent (1%) of the employee's regular earnings. This discretionary bonus is intended to reward employees for their service throughout the year. As the discretionary bonus is awarded to all eligible employees, the amount of the bonus is not taken into account when determining executive compensation.

Retirement Plans

        The Compensation Committee believes that retirement benefits are another important way to provide long-term financial security to employees. As the defined benefit plan and 401(k) plan are tax qualified retirement plans, the Company's retirement plans are not tied to Company or individual performance.

Defined Benefit Plan

        The Company's subsidiary, Adams County National Bank, maintains a defined benefit plan which is available to all eligible employees who complete one year of service, in which 1000 hours are worked, and who have attained the age of twenty years and six months. The plan provides a prospective benefit commencing at age sixty-five for the employee's lifetime. If an employee has completed thirty or more years of service, the employee is eligible to retire at age sixty-two and receive full benefits. The plan contains a five year vesting provision to ensure that the plan rewards employees for longevity. The amount paid under the plan is determined upon a formula, prescribed by the Internal Revenue Code, outlined in the plan and which is applicable to all Adams County National Bank employees. The defined benefit plan is a very effective tool for employee retention and for providing long-term incentive compensation. All Named Executive Officers, with the exception of the President & Chief Executive Officer of Russell Insurance Group, Inc., are employees of Adams County National Bank and are eligible to participate in the plan.

401(k) Plan

        Both Adams County National Bank and Russell Insurance Group, Inc. maintain a 401(k) plan which allows employees to save their own money for retirement, to earn a matching contribution from the Company, and to direct the investment of all funds in the 401(k) plan. The percentage of match contributed to the Named Executive Officer's account is the same as contributed to all other eligible employees in each plan and is prescribed by the Internal Revenue Code. These plans are viewed as a necessity to successfully hire and retain employees in a competitive marketplace. All Named Executive Officers participate in Adams County National Bank's 401(k) plan, except the President & Chief Executive Officer of Russell Insurance Group, Inc. who participates in Russell Insurance Group, Inc.'s 401(k) plan.

Supplemental Executive Retirement Plan

        The Company provides a supplemental executive retirement plan (SERP) to certain executives, including the Chairman of the Board, the President & Chief Executive Officer, and the Executive Vice President & Chief Operating Officer. The SERPs are designed to account for some of the limitations with traditional pension plans.

        The triggering events for payment under the SERP agreements are reaching retirement age as determined in the SERP agreement or death. Benefit amounts will be determined by the individual's number of years of service and are designed to encourage longevity with the Company. The SERP provides no current remuneration to the applicable Named Executive Officers and, therefore, is not taken into consideration when determining base salary.

Health and Welfare Plans

        Health and welfare plans are not tied to Company or individual performance. The costs of providing such benefits to all eligible employees are not taken into account when determining specific salaries of the Named Executive Officers and are seen as a cost of doing business.

Insurance Plans

        Group life insurance, group disability, vision benefits, and health insurance are available to all eligible employees. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Company.

Supplemental Executive Life Insurance

        The Company's supplemental executive life insurance plan provides a split-dollar share of death benefits to the Named Executive Officer's beneficiary, depending upon the Named Executive Officer's eligibility to receive payments. The plan is funded with bank-owned life insurance (BOLI) and is used to provide an additional benefit to certain executives, including the Named Executive Officers, with a minimal cost to the Company. Split-dollar life insurance plans are widely available in the banking industry, because the Company will recover its plan costs upon the death of the Named Executive Officer and the Named Executive Officer's beneficiary will receive a split of the insurance proceeds. Although this benefit does not provide any current remuneration to the Named Executive Officer, it provides further incentive for longevity with the Company. As the Company will recover its plan costs, the cost of the plan is not taken into consideration when determining base salary.

Executive Long-Term Care Insurance

        The Company provides executive long-term care insurance to certain executives, including the Named Executive Officers. The cost of providing this benefit is offset by interest earned on bank-owned life insurance (BOLI) on the life of the Named Executive Officer. Long-term care insurance is seen as an additional benefit used to attract and retain competent executives, and the cost of the plan is not taken into consideration when determining base salary.

Perquisites

        The Company provides either a company-owned or company-leased vehicle to the President & Chief Executive Officer of the Company and to the President & Chief Executive Officer of Russell Insurance Group, Inc. The provision of a Company vehicle to these individuals is a normal benefit in the highly competitive financial services industry.

Equity Compensation

        The Company does not currently maintain any programs of equity compensation. The price volatility inherent in any form of performance based equity compensation is the main reason why other forms of compensation have been relied upon more heavily. The Company also believes that the major component of compensation should be base salary accompanied by enhanced retirement and insurance plans.

        As the Company does not maintain equity compensation programs, the Company has not instituted an equity ownership requirement for its Named Executive Officers.

Employment Agreements

        The Company and/or one of its subsidiaries have entered into employment agreements with the President & Chief Executive Officer, the Executive Vice President & Chief Operating Officer, and the President & Chief Executive Officer of Russell Insurance Group, Inc.

Triggering Events

        The employment agreements with the President & Chief Executive Officer and the Executive Vice President & Chief Operating Officer are similar and any difference is in payment amounts which are adjusted given their respective role in the Company and the current trends in the community banking industry. In determining the triggering events in these agreements, the Company used triggering events which are prevalent in the financial services industry. The triggering events encourage the Named Executive Officer to continue to perform at expected levels and to continue in the employment of the Company. The contracts are designed to compensate the Named Executive Officer if the Named Executive Officer is terminated without cause, is terminated after a change of control, or terminates employment for good reason. The contracts give the Named Executive Officer the security of knowing that if he or she is terminated in one of those scenarios that he or she will receive some form of compensation during the transition phase from working for the Company to finding another position. In addition, the contracts contain a noncompetition provision, whereby the Named Executive Officer is not allowed to compete with the Company or solicit customers of the Company for a specific period of time. The time period in which the Named Executive Officer receives compensation is related to the time period that the noncompetition provision is in effect.

        The contracts contain change of control provisions whereby the Named Executive Officer is compensated upon a termination after a change of control in order to ensure that decisions regarding potential change of controls are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized.

        The contract for the President & Chief Executive Officer of Russell Insurance Group, Inc. only contains a payment trigger if his employment agreement is terminated without cause. Therefore, if he terminates employment or there is a change of control, he will not receive any payment. The

Compensation Committee believes that this is appropriate given his position in the Company's organizational structure.

Vesting

        Given the number of years which the respective Named Executive Officers have worked for the Company or a subsidiary, the Compensation Committee did not feel that it was necessary to attach any additional vesting requirements upon the Named Executive Officers' employment agreements. In addition, the most recent agreements for the President & Chief Executive Officer of the Company and the President & Chief Executive Officer of Russell Insurance Group, Inc. replaced previous agreements which did not contain vesting requirements.

Accounting and Tax Treatments

        In the event that one of the events which trigger a payment under the President & Chief Executive Officer's or the Executive Vice President & Chief Operating Officer's employment agreement occurs and a payment is made, if the payment is subject to the Internal Revenue Code 280G penalty, then the Named Executive Officer will receive compensation in a "gross-up" amount whereby the Named Executive Officer will receive an amount necessary such that, after taxes, the Named Executive Officer will receive what he or she is entitled to under the agreement. The gross-up provision is common in employment agreements given to Named Executive Officers at Pennsylvania community banks and is intended to make the Named Executive Officer whole again. The gross-up amount is not taken into consideration when determining annual base salary or other annual compensation awards, but was taken into account when determining the amount of each triggering event in the respective contract.

Material Differences in Compensation Awarded to Each Named Executive Officer

        The Named Executive Officers receive base salaries commensurate with their positions and responsibilities and with the Named Executive Officer's past performance as determined by the Compensation Committee using their business judgment. The amount of income generated by Russell Insurance Group, Inc. is also taken into consideration when determining the President & Chief Executive Officer of Russell Insurance Group, Inc.'s base salary and bonus which is based upon a formula included in his employment agreement.

        All Named Executive Officers receive a base salary, access to a 401(k) plan, and health and welfare plans. All Named Executive Officers, with the exception of the President & Chief Executive Officer of Russell Insurance Group, Inc., receive the discretionary bonus given to eligible employees and eligibility to participate in the pension plan. The Chairman of the Board, the President & Chief Executive Officer, and the Executive Vice President & Chief Operating Officer are the only Named Executive Officers who currently have a supplemental retirement plan, and considering their positions the Compensation Committee believes that this is appropriate.

Summary Compensation Table

        The following table summarizes the total compensation for 2007 and 2006 for Thomas A. Ritter, the Corporation's President & Chief Executive Officer; David W. Cathell, the Corporation's Senior Vice President & Chief Financial Officer; and, the three other most highly compensated persons who were serving as executive officers at the end of 2007. These individuals are referred to as the Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)		All Other Compensation ($)			Total ($)
Ronald L. Hankey, Chairman of the Corporation(12)	2007 2006	$ $	45,000 39,000	$ $	4,450 390		— —	$ $	46,438 45,872	(2) (3)	$ $	95,888 85,262
Thomas A. Ritter, President & Chief Executive Officer of the Corporation(12)	2007 2006	$ $	225,000 213,000	$ $	7,250 2,130	$ $	81,945 69,781	$ $	45,830 43,056	(4) (5)	$ $	360,025 327,967
Lynda L. Glass, Executive Vice President, Secretary & Treasurer of the Corporation(13)	2007 2006	$ $	167,000 154,679	$ $	5,670 1,547	$ $	45,287 25,656	$ $	11,720 8,998	(6) (7)	$ $	229,627 190,880
Frank C. Russell, Jr., President & Chief Executive Officer of Russell Insurance Group, Inc.	2007 2006	$ $	200,000 200,000	$ $	67,881 64,978		— —	$ $	3,190 2,500	(8) (9)	$ $	271,071 267,478
David W. Cathell, Senior Vice President & Chief Financial Officer of the Corporation(14)	2007 2006	$ $	110,000 97,308	$ $	1,100 4,000	$ $	7,280 5,754	$ $	4,444 2,160	(10) (11)	$ $	122,824 109,222

(1)
The amounts shown represent the aggregate actuarial increase in the present value of the Named Executive Officer's benefits under the pension plan and supplemental executive retirement plan agreements.

(2)
Includes 401(k) plan employer matching contribution of $1,978, deferred compensation payments under his SERP of $42,996, and supplemental life insurance premiums of $1,464.

(3)
Includes 401(k) plan employer matching contribution of $1,576, deferred compensation payments under his SERP of $42,996, and supplemental life insurance premiums of $1,300.

(4)
Includes 401(k) plan employer matching contribution of $9,290, deferred compensation accruals under his SERP of $34,938, supplemental life insurance premiums of $464, and personal use of company car of $1,138.

(5)
Includes 401(k) plan employer matching contribution of $8,605, deferred compensation accruals under his SERP of $33,484, supplemental life insurance premiums of $399, and personal use of company car of $568.

(6)
Includes 401(k) plan employer matching contribution of $6,907, deferred compensation accruals under her SERP of $4,671, and supplemental life insurance premiums of $142.

(7)
Includes 401(k) plan employer matching contribution of $6,249, deferred compensation accruals under her SERP of $2,627, and supplemental life insurance premiums of $122.

(8)
Includes 401(k) plan employer matching contribution of $3,190.

(9)
Includes 401(k) plan employer matching contribution of $2,500.

(10)
Includes 401(k) plan employer matching contribution of $4,444.

(11)
Includes 401(k) plan employer matching contribution of $2,160.

(12)
For additional information regarding service to the Corporation and its subsidiaries, see "Information as to Nominees and Directors".

(13)
Also serves as Executive Vice President & Chief Operating Officer for Adams County National Bank and Vice President & Secretary for Russell Insurance Group, Inc.

(14)
Also serves as Senior Vice President, Cashier & Chief Financial Officer for Adams County National Bank and Vice President & Treasurer for Russell Insurance Group, Inc.

Equity Compensation

        The Corporation does not maintain any equity compensation plans (i.e., stock option or restricted stock award plans) for employees or directors.

Management Supplemental Life Insurance Plan

        In January 2001, Adams County National Bank implemented a supplemental life insurance plan for certain officers of the bank to provide death benefits for each officer's designated beneficiaries. Beneficiaries designated by an officer are entitled to a split dollar share of the death proceeds from the life insurance policies on each officer which vary depending on the officer's age at death, employment status with the bank at the time of death, and eligibility to receive payments. The plan is unsecured and unfunded, and there are no plan assets. The bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses.

401(k) Retirement Plan

        Adams County National Bank maintains a defined contribution profit-sharing 401(k) plan. Adams County National Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

        An employee is eligible to participate in the plan after working for six (6) months and attaining the age of twenty (20) years and six (6) months. An eligible employee is automatically enrolled in the 401(k) plan and the bank will automatically withhold 4% of the employee's wages unless otherwise directed. Adams County National Bank matches a percentage of the employee's contribution. In 2007, Adams County National Bank's contribution equaled 100% of the employee's contribution up to a maximum of 4% of earned compensation. Effective January 1, 2000, Adams County National Bank adopted a "safe harbor" provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.

Group Term Life Insurance Plan

        Adams County National Bank maintains a group term life insurance plan. All full-time bank employees are eligible to participate in the plan. The insurance benefit for employees is calculated as two (2) times salary, with a maximum of $50,000.

Pension Plan

        The employees of Adams County National Bank are covered under the bank's Group Pension Plan for Employees. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000. Adams County National Bank is the plan administrator.

        Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense in 2007 for Adams County National Bank's plan was $214,000. The contribution to the plan made by the bank on behalf of all employees in 2007 was $1,250,000. This contribution was sufficient to meet the legal minimum funding requirements.

        Each eligible employee of Adams County National Bank who attains the age of twenty (20) years and six (6) months and who completes one (1) year of service, in which 1,000 hours are worked, is eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee's remaining lifetime with payments certain for five (5) years, calculated as follows: 1% of final average compensation below the applicable Social Security Covered Compensation and 1.3% of such earnings above the covered compensation, the total being multiplied by years of credited service up to a maximum of forty-five (45) years of credited service. The minimum benefit is the amount an employee accrued as of October 31, 1998. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.

Supplemental Executive Retirement Plans

        Adams County National Bank entered into retirement income agreements with certain executive officers of Adams County National Bank to provide supplemental retirement income benefits to these officers when they reach their normal retirement date. The benefits are payable in 180 equal monthly installments. Benefits are also payable upon change in control or death. Benefit amounts will be determined by the individual's number of years of service and compensation at retirement age. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date. Estimated liability under the agreements is accrued as earned by the employee. Adams County National Bank is the owner and beneficiary of life insurance policies on each officer that, at December 31, 2007, had an aggregate cash value of approximately $3,755,000. Adams County National Bank purchased these policies to fund the retirement income agreements entered into with these individuals. Further information with respect to these agreements is set forth in the Notes to Consolidated Financial Statements contained in ACNB Corporation's 2007 Annual Report on Form 10-K.

Pension Benefits Table

        The following table summarizes the pension benefits which have accumulated and paid to each of the Named Executive Officers during 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Ronald L. Hankey	Pension Plan Supplemental Executive Retirement Plan	50 11	$ $	1,162,292 278,028	$ $	102,071 42,996
Thomas A. Ritter	Pension Plan Supplemental Executive Retirement Plan	8 6	$ $	127,055 292,144	$ $	0 0
Lynda L. Glass	Pension Plan Supplemental Executive Retirement Plan	23 11	$ $	214,149 34,489	$ $	0 0
David W. Cathell	Pension Plan	2		$15,643		$0

Employment Agreements

        On July 3, 2006, the Corporation and bank entered into Employment Agreements (the "Agreements") with Thomas A. Ritter, President & Chief Executive Officer of the Corporation and bank, and Lynda L. Glass, Executive Vice President, Secretary & Treasurer of the Corporation and Executive Vice President & Chief Operating Officer of the bank (together the "Executives"). The Executives will be eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses. Further, Mr. Ritter receives a company vehicle provided by the Corporation.

        The initial terms of the Agreements are three years which automatically extend for an additional one year period on each annual anniversary date of the Agreements, unless notice is given 180 days prior to the anniversary date.

        The Agreements automatically terminate if the Executives are terminated for "Cause", as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for "Good Reason", as defined in the Agreements. If the Agreements terminate for "Good Reason", the Executives will receive the greater of (1) the compensation due for the remainder of the Agreements' terms or (2) in the case of Mr. Ritter two times his salary and benefits for two years and in the case of Ms. Glass one times her salary and benefits for one year. The Agreements automatically terminate upon the Executives' disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (1) they return to work, (2) reach age 65, (3) die, or (4) the employment period under the Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If the Executives give notice within 180 days of a "Change in Control", as defined in the Agreements, or the Executives' employment is terminated involuntarily, the Executives are entitled to 2.99 times the Executives' then current compensation "grossed-up" and to continue to receive benefits for two years.

        The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and bank.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Mr. Ritter and Ms. Glass have entered into employment agreements with the Corporation which govern any payments upon termination or change in control. If on December 31, 2007, Mr. Ritter terminated his employment for "Good Reason", as defined in the employment agreement, he would receive two and one-half (2 1/2) times his annual salary in twenty-four (24) monthly payments plus benefits for twenty-four (24) months. Ms. Glass would be entitled to receive two and one-half (2 1/2) times her annual salary in twelve (12) monthly payments, plus benefits for twelve (12) months, if she terminated employment for "Good Reason" on December 31, 2007. If Mr. Ritter or Ms. Glass terminates employment after a "Change in Control", as defined in the respective employment agreements, then he or she will be entitled to a lump sum of 2.99 times his or her respective annual salary plus benefits for two (2) years following termination. Payments pursuant to a "Change in Control" will be grossed-up to accommodate for any excess tax imposed on the payments. If the Corporation terminates the Named Executive Officer's employment without "Cause", then the respective Named Executive Officer will receive thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective annual salary plus benefits for two (2) years.

        Both employment agreements contain noncompetition, nonsolicitation, and confidentiality provisions. If the Corporation terminates the Named Executive Officer's employment without "Cause" or if the Named Executive Officer terminates employment with "Good Reason" or after a "Change in Control", then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If the Named Executive Officer's employment is terminated by the Corporation for "Cause" or if the Named Executive Officer terminates employment voluntarily without "Good Reason", then the noncompetition and nonsolicitation provisions continue for one (1) year after termination of employment.

        Upon a "Change in Control", Mr. Ritter and Ms. Glass will become vested in the retirement benefits under the supplemental executive retirement plan agreement. If Mr. Ritter or Ms. Glass is terminated without "Cause", as defined in the respective supplemental executive retirement plan agreement, then he or she will be entitled to an early termination benefit in an amount determined based upon the year in which such termination occurs. If Mr. Ritter or Ms. Glass is terminated for "Cause", then no payments are required to be made to the respective executive. The supplemental executive retirement plan agreement contains a noncompetition provision which restricts the Named Executive Officer's ability to compete and solicit customers.

        Upon any termination of employment, the respective Named Executive Officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the pension plan.

Ronald L. Hankey

        The following table shows the potential payments upon termination or change in control of the Corporation for Ronald L. Hankey. The chart assumes the triggering events took place on December 31, 2007.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination (Change in Control)	Disability	Death
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$425,500

        Mr. Hankey is currently receiving an annual payment of $42,996 under his supplemental executive retirement plan.

Thomas A. Ritter

        The following table shows the potential payments upon termination or change in control of the Corporation for Thomas A. Ritter. The chart assumes the triggering events took place on December 31, 2007.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$66,771	$66,771	$121,000	$66,771		$0	$121,000		$121,000		$0		$121,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$450,000
Severance Under Employment Agreement(2)	$0	$0	$0	$684,142	(3)	$0	$562,500	(4)	$684,142	(5)	$171,608	(6)	$0
Accrued Leave	$29,856	$29,856	$29,856	$29,856		$0	$29,856		$29,856		$29,856		$29,856
Health and Welfare Benefits	$0	$0	$821	$30,236		$0	$30,236		$30,236		$37,295		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for 180 months.

(2)
The amounts will be grossed-up to account for any excise taxes.

(3)
Payable in thirty-six (36) equal monthly installments.

(4)
Payable in twenty-four (24) equal monthly installments.

(5)
Lump sum.

(6)
Annual amount paid in monthly installments.

Lynda L. Glass

        The following table shows the potential payments upon termination or change in control of the Corporation for Lynda L. Glass. The chart assumes the triggering events took place on December 31, 2007.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$13,404	$13,404	$24,000	$13,404		$0	$24,000		$24,000		$0		$24,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$334,000
Severance Under Employment Agreement(2)	$0	$0	$0	$513,964	(3)	$0	$417,500	(4)	$513,964	(5)	$128,921	(6)	$0
Accrued Leave	$28,904	$28,904	$28,904	$28,904		$0	$28,904		$28,904		$28,904		$28,904
Health and Welfare Benefits	$0	$0	$634	$23,719		$0	$11,860		$23,719		$29,649		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for 180 months.

(2)
The amounts will be grossed-up to account for any excise taxes.

(3)
Payable in thirty-six (36) equal monthly installments.

(4)
Payable in twelve (12) equal monthly installments.

(5)
Lump sum.

(6)
Annual amount paid in monthly installments.

Frank C. Russell, Jr.

        The following table shows the potential payments upon termination or change in control of the Corporation for Frank C. Russell, Jr. The chart assumes the triggering events took place on December 31, 2007.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control	Disability	Death
Severance Under Employment Agreement	$0	$0	$0	$300,000	(1)	$0	$300,000	(1)	$0	$0	$0

(1)
Payable in twelve (12) equal monthly installments.

Transactions with Directors and Executive Officers

        Some of ACNB Corporation's directors and executive officers and the companies with which they are associated were customers of and had banking transactions with ACNB Corporation's subsidiary bank during 2007. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. ACNB Corporation's subsidiary bank anticipates that they will enter into similar transactions in the future.

        The Corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Any other transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ACNB Corporation's proxy statement.

        This report is furnished by the Compensation Committee.

Wayne E. Lau, Chairperson
Philip P. Asper
Frank Elsner, III
Marian B. Schultz
Jennifer L. Weaver
Harry L. Wheeler
James E. Williams

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Messrs. Hankey and Ritter and Ms. Glass make recommendations to the Executive Committee regarding merit raise increases for all employees based on a merit appraisal in connection with salary and wage information provided by outside sources. A merit review of Mr. Ritter is conducted by the Compensation Committee. The merit review is submitted to the entire Board of Directors to be voted upon. Neither, Mr. Ritter, Mr. Hankey, nor Ms. Glass participates in matters concerning their own compensation.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which was most recently revised in March 2007, and which is attached to the 2007 Proxy Statement as Appendix A.

        The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation's independent auditors and with appropriate Corporation financial personnel and internal auditors. The Audit Committee also discussed with the Corporation's management and independent auditors the process used for certifications by the Corporation's Chief Executive Officer and Chief Financial Officer, which are required for certain of the Corporation's filings with the Securities and Exchange Commission.

        The Audit Committee also met privately at its regular meetings with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

        The Audit Committee appointed Beard Miller Company, LLP as the independent auditors for the Corporation after reviewing the firm's performance and independence from management.

        Management has primary responsibility for the Corporation's financial statements and the overall reporting process, including the Corporation's system of internal controls.

        The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee reviewed with management and Beard Miller Company, LLP, the Corporation's independent auditors, the Corporation's audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and Beard Miller Company, LLP has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee received from and discussed with Beard Miller Company, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These items relate to that firm's independence from the Corporation. The Audit Committee also discussed with Beard Miller Company, LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Beard Miller Company, LLP, and discussed with the auditors their independence.

        The Audit Committee reviewed the audited financial statements and, based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, which is then filed with the Securities and Exchange Commission.

        At present, the Corporation has an "audit committee financial expert". The Board of Directors has determined that Daniel W. Potts is qualified to serve as the Corporation's audit committee financial expert and is independent as defined under applicable SEC and Nasdaq rules.

        This report is furnished by the Audit Committee.

Daniel W. Potts, Chairperson
Philip P. Asper
Wayne E. Lau
Robert W. Miller
Harry L. Wheeler

INDEPENDENT AUDITORS

        Aggregate fees billed to ACNB Corporation by Beard Miller Company, LLP for services rendered are presented below:

	Year Ended December 31,
	2007	2006
Audit Fees	$153,489	$149,372
Audit Related Fees	—	—
Tax Fees	23,637	20,648
All Other Fees	—	—

Total Fees	$177,126	$170,020

        Audit Fees include fees billed for professional services rendered for the audit of annual financial statements and fees billed for the review of financial statements included in the Corporation's Forms 10-Q and 10-K or services that are normally provided by Beard Miller Company, LLP in connection with statutory and regulatory filings or engagements, including out-of-pocket expenses.

        Audit Related Fees include fees billed for assurance and related services by Beard Miller Company, LLP that are reasonably related to the performance of the audit or review of the Corporation's financial statements and are not reported under the Audit Fees section of the table above.

        Tax Fees include fees billed for professional services rendered by Beard Miller Company, LLP for tax compliance, tax advice, and tax planning. These services include preparation of federal and state tax returns in 2006 and 2007.

        All Other Fees include fees billed for products and services provided by Beard Miller Company, LLP, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

        The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining the independence of Beard Miller Company, LLP.

        The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the Corporation's independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation's directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ACNB Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely fashion during 2007 except for Frank Elsner, III who had one late report regarding one transaction and Frank C. Russell, Jr. who had two late reports regarding two transactions.

PROPOSALS

1.     TO FIX THE NUMBER OF DIRECTORS OF THE CORPORATION AT THIRTEEN (13).

        The Board of Directors recommends a vote FOR this proposal.

2.     TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT FIVE (5).

        The Board of Directors recommends a vote FOR this proposal.

3.     TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT FOUR (4).

        The Board of Directors recommends a vote FOR this proposal.

4.     TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT FOUR (4).

        The Board of Directors recommends a vote FOR this proposal.

5.     TO ELECT FOUR (4) CLASS 3 DIRECTORS FOR TERMS OF THREE (3) YEARS.

        Nominees for Class 3 Director are:

  Philip P. Asper
  Frank Elsner, III
  Daniel W. Potts
  Thomas A. Ritter

        The Board of Directors recommends a vote FOR the election of these nominees as Class 3 Director.

        Cumulative voting rights do not exist with respect to the election of directors. The affirmative vote of the majority of shares present (in person or by proxy and entitled to vote at the annual meeting) is needed to elect a director.

        In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Board's nominees and "FOR" all other proposals described in this proxy statement).

6.     TO RATIFY THE SELECTION OF BEARD MILLER COMPANY, LLP AS ACNB CORPORATION'S
       INDEPENDENT AUDITORS.

RATIFICATION OF SELECTION OF
INDEPENDENT AUDITORS

        The Board of Directors has selected Beard Miller Company, LLP as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2008. Beard Miller Company, LLP served as the Corporation's independent auditors for the year ended December 31, 2007.

        Beard Miller Company, LLP has advised us that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

        We expect a representative of Beard Miller Company, LLP to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.

        The Board of Directors recommends that the shareholders vote FOR ratification of the selection of Beard Miller Company, LLP as independent auditors for the fiscal year ending December 31, 2008.

7.     TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL
       MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ADDITIONAL INFORMATION

        Any shareholder may obtain a copy of ACNB Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Shareholder Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or calling 717-339-5085. You may also view these documents on our website at www.acnb.com, select ACNB Corporation, and then click on "SEC Filings".

OTHER MATTERS

        The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

ACNB CORPORATION

PROXY

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2008.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.			For	Against	Abstain

The undersigned hereby constitutes and appoints Alan J. Stock and James E. Williams and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325, on Tuesday, May 6, 2008, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting.

		1. TO FIX THE NUMBER OF DIRECTORS OF ACNB CORPORATION AT THIRTEEN (13). 2. TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT FIVE (5).	☐ ☐	☐ ☐	☐ ☐

		3. TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT FOUR (4).	☐	☐	☐

		4. TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT FOUR (4).	☐	☐	☐
			For	With- hold	For All Except
		5. TO ELECT FOUR (4) CLASS 3 DIRECTORS TO SERVE FOR A THREE-YEAR TERM. Philip P. Asper Daniel W. Potts Frank Elsner, III Thomas A. Ritter	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and strike the name above.
			For	Against	Abstain
Please be sure to sign and date this Proxy in the box below.		6. TO RATIFY THE SELECTION OF BEARD MILLER COMPANY, LLP AS ACNB CORPORATION’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2008.	☐	☐	☐
Date

The Board of Directors recommends a vote FOR all nominees listed above and FOR proposals
1, 2, 3, 4 and 6.
Stockholder sign above	Co-holder (if any) sign above	7. In their discretion, the proxyholders are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement of the meeting.

    Detach above card, sign, date and mail in postage paid envelope provided.

ACNB CORPORATION

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE ABOVE-SIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 1, 2, 3, 4 and 6.

This Proxy must be dated, signed by the shareholder(s), and returned promptly to Registrar & Transfer Company in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.

PLEASE ACT PROMPTLY. SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE
PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE
PROVIDED

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TABLE OF CONTENTS
ACNB CORPORATION 16 LINCOLN SQUARE P.O. BOX 3129 GETTYSBURG, PENNSYLVANIA 17325 (717) 334-3161 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2008
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.
PROXY STATEMENT
VOTING PROCEDURES
GOVERNANCE OF THE CORPORATION
ELECTION OF DIRECTORS
SHARE OWNERSHIP
COMPENSATION AND PLAN INFORMATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION
OTHER MATTERS